CONCURRENT COMPUTER CORPORATION
                                 EXHIBIT 10.1(A)


                              EMPLOYMENT AGREEMENT
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     THIS  EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into as of the 17th day of November, 1998 by and between CONCURRENT COMPUTER CORPORATION, a Delaware corporation ("Company"), and STEVE G. NUSSRALLAH ("Employee").

     WHEREAS, the Company, through its Board of Directors, desires to retain the services of Employee, and Employee desires to be retained by the Company, on the terms and conditions set forth in this Agreement;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

     1.  EMPLOYMENT.  The Company hereby employs  Employee,  and Employee hereby
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accepts employment,  as President,  Video-On-Demand Division of the Company upon the terms of and subject to this Agreement.

     2. TERM.  The term  ("Term")  of this  Agreement  shall  commence  and this
        ----
Agreement shall become effective on November 17, 1998, and shall continue until otherwise terminated by either party at any time in accordance with the terms hereof.

     3. DUTIES.  During his  employment  hereunder  from the date hereof through
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December 31, 1998,  Employee  shall  perform such duties as shall be assigned to
Employee by the President and Chief Executive Officer of the Company on a part-time basis. Commencing January 1, 1999 through December 31, 1999, Employee shall serve as the President, Video-On-Demand Division of the Company. Employee shall have general and active charge of the business and affairs of the Video-On-Demand (VOD) Division and, in such capacity, shall have responsibility for the day-to-day operations of the VOD Division, subject to the authority and control of the President and Chief Executive Officer of the Company. Commencing January 1, 2000, provided that the Company shall have disposed of its real-time computer business, Employee shall serve as the President and Chief Executive Officer of the Company, and the Company shall take such actions as necessary to cause his nomination as a member of the Board of Directors of the Company. In such capacity, Employee shall have general and active charge of the business and affairs of the Company, and responsibility for the day-to-day operations of the Company, subject to the authority and control of the Board of Directors of the Company. Throughout the term of employment hereunder, the Employee shall devote his full time and undivided attention during normal business hours to the business and affairs of the Company, as appropriate to his duties and responsibilities hereunder, except for reasonable vacations and illness or other disability, but nothing in this Agreement shall preclude the Employee from devoting reasonable periods required for serving as a director or member of any advisory committee of not more than two (at any time) "for profit" organizations involving no conflict of interest with the interests of the Company (subject to approval by the Board of Directors, which approval shall not be unreasonably withheld), or from engaging in charitable and community activities, or from managing his personal investments, provided such activities do not materially interfere with the performance of his duties and responsibilities under this Agreement.

     4. COMPENSATION.
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          a. Salary:  Employee  shall be paid an initial  salary of $250,000 per year, payable in equal installments not less than monthly. Commencing January 1, 2000, Employee shall be paid a salary of $280,000 per year payable in equal installments not less than monthly. The Employee's salary shall be reviewed at least annually.

          b. Stock Option/Bonus: In addition to salary, Employee shall be entitled to participate in the Company's Stock Option Plan (the "Stock Option Plan") and Employee shall be initially granted, subject to the approval of the Company's shareholders of an amendment to the Stock Option Plan providing for, among other things, an increase in the share authorization thereunder, an option to purchase 1,000,000 shares of common stock of the Company (such number to be subject to adjustment as provided in section 5, paragraph 3, of the Stock Option
Plan). The per share exercise price of the option shall be the fair market value of the Company's common stock as of the date of grant ($2.75), and the option shall vest in three equal annual installments over a three-year period. The Employee shall be additionally granted a long-term option to purchase up to 250,000 shares of common stock of the Company, at an exercise price equal to the fair market value of a share of common stock as of the date of grant ($2.75), and the option shall vest in its entirety on November 17, 2001. Further, Employee shall be provided with an annual bonus opportunity with an initial target bonus for Employee of $150,000, representing 60% of Employee's annual salary as set forth in Paragraph 4.a., above (hereafter the "Executive Bonus Plan"), the actual amount to be paid depending upon the degree of achievement of various objectives. Commencing January 1, 2000, Employee shall be provided with an annual bonus opportunity of 65% of Employee's annual salary as set forth in Paragraph 4.a above, the actual amount to be paid depending upon the degree of achievement of various objectives. The objectives for each year and other terms and conditions of the bonus opportunity shall be established by the Board of Directors or a committee thereof and shall be reasonably consistent with the business plan of the Company for such year, or portion thereof, established in advance. The target bonus opportunity may be increased to no more than an additional 100% for superior performance as defined and determined under the Executive Bonus Plan.

          c. Insurance: During his employment hereunder, Employee shall be entitled to participate in such health, life, disability and other insurance programs, if any, that the Company may offer to other key executive employees of the Company from time to time.

          d. Other Benefits: During his employment hereunder, Employee shall be entitled to such other benefits, if any, that the Company may offer to other key executive employees of the Company from time to time. Certain other benefits are described on Schedule A hereto. In addition, the Company and Employee shall enter into an Indemnification Agreement in the form the Company may enter into with other key executive employees of the Company from time to time.

          e. Vacation: Employee shall be entitled to four weeks vacation leave (in addition to holidays) in each calendar year during the Term, or such additional amount as may be set forth in the vacation policy that the Company shall establish from time to time.

          f. Expense Reimbursement: Employee shall, upon submission of appropriate supporting documentation, be entitled to reimbursement of reasonable out-of-pocket expenses incurred in the performance of his duties hereunder in accordance with policies established by the Company. Such expenses shall include, without limitation, reasonable entertainment expenses, gasoline and toll expenses and cellular phone use charges, if such charges are directly related to the business of the Company.

     5.     GROUNDS  FOR  TERMINATION.  The Company may terminate this Agreement
            -------------------------
for Cause. As used herein, "Cause" shall mean any of the following: (a) the Employee has committed a willful serious act against the Company intended to enrich himself at the expense of the Company, such as embezzlement, or has been convicted of a felony involving moral turpitude; or (b) Employee has (i) willfully and grossly neglected his duties hereunder, or (ii) intentionally failed to observe specific directives or policies of the President and Chief Executive Officer or the Board of Directors, which directives or policies were consistent with his positions, duties and responsibilities hereunder, and which failure had, or continuing failure will have, a material adverse effect on the Company. Prior to any such termination, Employee shall be given written notice by the Board of Directors that the Company intends to terminate his employment for Cause under this Section 5, which written notice shall specify the particular acts or omissions on the basis of which the Company intends to so terminate Employee's employment, and Employee (with his counsel, if he so chooses) shall be given the opportunity, within 15 days of his receipt of such notice, to have a meeting with the Board of Directors to discuss such acts or omissions and be given reasonable time to remedy the situation. In the event of such termination, the Employee shall be promptly furnished written specification of the basis therefor in reasonable detail.

6.     TERMINATION  BY  EMPLOYEE.  Employee  may terminate this Agreement at any
       -------------------------
time  with  Good  Reason.  "Good  Reason"  shall  exist  if:

          a. the Company demotes or otherwise elects or appoints the Employee to lesser offices than set forth in Section 3, or fails to elect or appoint him to such;

          b. the Company causes a material change in the nature or scope of the authorities, powers, functions, duties or responsibilities attached to the Employee's positions as described in Section 3;

          c. the Company causes Employee to relocate more than 50 miles from Atlanta, Georgia;

          d. the Company decreases the Employee's compensation below the levels provided for by the terms of Section 4 (taking into account increases made from time to time in accordance with Section 4);

          e. the Company materially reduces the Employee's benefits under any employee benefit plan, program or arrangement of the Company (other than a change that affects all employees similarly situated) from the level in effect upon the Employee's commencement or participation;

          f. the Company commits any other material breach of the provisions of this Agreement (except those set forth in Paragraph 4.a) and employee provides at least 15 days' prior written notice to at least two members of the Company's Board of Directors of the existence of such breach and his intention to terminate this Agreement (no such termination shall be effective if such breach is cured during such period);

          g. the Company fails to comply with the provisions of Paragraph 4.a. for an uninterrupted 10 day period; or

          h. in the event the Company fails to dispose of its real-time computer business by January 1, 2000, the Company fails to complete a public offering in respect of the Video-On-Demand Division by June 2000.

     7.     PAYMENT  AND  OTHER  PROVISIONS  UPON  TERMINATION  FOR  CAUSE  OR
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EMPLOYEE CONVENIENCE.
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a.   In  the  event  Employee's  employment  with  the  Company  (including  its subsidiaries) is terminated by the Company for Cause as provided in Paragraph 5 then, on or before Employee's last day of employment with the Company, the provisions of this Paragraph 7.a shall apply. These same provisions shall apply if the Employee terminates his employment other than in accordance with the provisions of Paragraph 6 hereof.

                    i. Compensation: The Company shall pay in a lump sum to employee such amount of compensation due Employee for services rendered to the Company, as well as compensation for unused vacation time, as has accrued but remains unpaid. Any and all other rights to compensation of any kind granted to Employee under this Agreement shall terminate as of the date of termination, except as may be otherwise required by statute.

                    ii. Noncompetition/Nonsolicitation Period: The provisions of Paragraphs 13 and 14 shall continue to apply with respect to Employee for a period of one year following the date of termination.

          b. In the event Employee's employment with the Company (including its subsidiaries) is terminated by the Company for any reason other than for Cause as provided in Paragraph 5 and other than as a consequence of Employee's death, disability, or normal retirement under the Company's retirement plans and practices, then the following provisions apply. These same provisions shall apply if Employee terminates his employment in accordance with the provisions of Paragraph 6 hereof.

               i. Salary and Bonus Payments: On or before Employee's last day of employment with the Company, the Company shall promptly pay in a lump sum to Employee as compensation for services rendered to the Company a cash amount equal to twice the amount of Employee's annual base salary and twice the target bonus under the Executive Bonus Plan as in effect immediately prior to his date of termination. At the election of the Company, the cash amount referred to in this subparagraph 7.b.i may be paid to Employee in periodic installments in accordance with the normal salary payment procedures of the Company.

               ii. Vesting of Options and Rights: Notwithstanding the vesting period provided for in the Stock Option Plan and related stock option agreements between the Company and Employee for stock options ("options") and stock appreciation rights ("rights") granted Employee by the Company, at least one-third of the options and stock appreciation rights shall be exercisable upon termination of employment. In addition, Employee shall have the right to exercise such options and rights for the shorter of (a) one year following his termination of employment or (b) with respect to each option, the remainder of the period of exercisability under the terms of the appropriate documents that grant such options.

               iii. Benefit Plan Coverage: The Company shall maintain in full force and effect for Employee and his dependents for two years after the date of termination, all life, health, accident, and disability benefit plans and other similar employee benefit plans, programs and arrangements in which Employee or his dependents were entitled to participate immediately prior to the date of termination, in such amounts as were in effect immediately prior to the date of termination, provided that such continued participation is possible under the general terms and provisions of such benefit plans, programs and arrangements. In the event that participation in any benefit plan, program or arrangement described above is barred, or any such benefit plan, program or arrangement is discontinued or the benefits thereunder materially reduced, the Company shall arrange to provide Employee and his dependents for two years after the date of termination with benefits substantially similar to those that they were entitled to receive under such benefit plans, programs and arrangements immediately prior to the date of termination. If immediately prior to the date of termination the Company provided Employee with any club memberships, Employee shall be entitled to continue such memberships at his sole expense. Notwithstanding any time period for continued benefits stated in this subparagraph 7.b.iii, all benefits in this subparagraph 7.b.iii will terminate on the date that Employee becomes an employee of another employer and eligible to participate in the employee benefit plans of such other employer. To the extent that Employee was required to contribute amounts for the benefits described in this subparagraph 7.b.iii prior to his termination, he shall continue to contribute such amounts for such time as these benefits continue in effect after termination.

               iv. Savings and Other Plans: Except as otherwise more specifically provided herein or under the terms of the respective plans relating to termination of employment, Employee's active participation in any applicable savings, retirement, profit sharing or supplemental employment retirement plans or any deferred compensation or similar plan of the Company or any of its subsidiaries shall continue only through the last day of his employment. All other provisions, including any distribution and/or vested rights under such plans, shall be governed by the terms of those respective plans.

               v. Noncompetition/Nonsolicitation Period: The provisions of Paragraph 13 and 14 shall continue, beyond the time periods set forth in such paragraphs, to apply with respect to employee for the shorter of (x) twenty-four
(24) months following the date of termination or (y) until such time as the Company has failed to comply with the provisions of subparagraph 7.b.i for an uninterrupted 10-day period and such failure is not cured within 15 days after written notice of such failure is delivered to at least two non-employee directors of the Company, provided, that in such circumstances, Employee shall remain entitled to exercise his rights under this Agreement.

          c. The provisions of this Paragraph 7 shall apply if Employee's employment is terminated prior to a Change of Control or more than three years after the occurrence of a Change of Control (as defined in Paragraph 8.c). From the occurrence of any Change of Control until the third anniversary of such Change of Control, the provisions of Paragraph 8 shall apply in place of this Paragraph 7; provided, however, that in the event Employee terminates his employment with the Company after a Change in Control other than in accordance with the provisions of Paragraph 6 hereof, then the provisions of Paragraph 8 hereof shall not apply and the provisions of Paragraph 7.a. shall apply. Termination upon death, disability and retirement are covered by Paragraphs 9, 10 and 11, respectively.

     8.   PAYMENT AND OTHER PROVISIONS FOR TERMINATION  OTHER  THAN FOR CAUSE.
          --------------------------------------------------------------------

          a.  Salary,  Performance  Award  and  Bonus  Payments:  In  the  event
Employee's employment with the Company is terminated (other than as a consequence of his death or disability, or of his normal retirement under the Company's retirement plans and practices) either (i) by the Company for any reason other than for Cause in accordance with Paragraph 5, or (ii) by Employee in accordance with the provisions of Paragraph 6 hereof, then Employee shall be entitled to receive from the Company, the following:

               i. Base Salary: In the event of any such termination within the first year of employment hereunder, Employee's annual base salary as in effect at the date of termination, multiplied by two, shall be paid on the date of termination; and in the event of any such termination thereafter, Employee's annual base salary as in effect at the date of termination, multiplied by three, shall be paid on the date of termination;

               ii. Target bonus: In the event of any such termination within the first year of employment hereunder, the amount of the Employee's target bonus under the Executive Bonus Plan for the fiscal year in which the date of termination occurs, multiplied by two, shall be paid on the date of termination; and in the event of termination thereafter, the amount of Employee's target bonus under the Executive Bonus Plan for the fiscal year in which the date of termination occurs, multiplied by three, shall be paid on the date of termination; and

               iii. Other Benefits: All benefits under Paragraphs 7.b.ii, 7.b.iii and 7.b.iv shall be extended to Employee as described in such paragraphs, except that notwithstanding the vesting period provided for in the Stock Option Plan and any related stock option agreements between the Company and Employee for stock options ("options") and stock appreciation rights ("rights") granted employee by the Company, all options and rights shall be fully vested and exercisable upon termination of employment and the period of exercise of options and rights described in the last sentence of Paragraph 7.b.ii shall be the shorter of (a) three years following his termination of employment or (b) with respect to each option, the remainder of the period of exercisability under the terms of the appropriate documents that grant such options.

          b. Noncompetition/Nonsolicitation Period: In the event of a termination under the circumstances described in Paragraph 8.a, the provision of Paragraphs 13 and 14 shall be without force and effect and shall not apply to Employee.

          c. For purposes of this Agreement, the term "Change of Control" shall mean:

                    i. The acquisition, other than from the Company, by any individual, entity or group (within the meaning of Rule 13d-3 promulgated under the Exchange Act or any successor provision)(any of the foregoing described in this Paragraph 8.c.i. hereafter a "Person") of 33% or more of either (a) the then outstanding shares of Capital Stock of the Company (the "Outstanding Capital Stock") or (b) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Voting Securities"), provided, however, that any acquisition by
                                      ------------------
(x) the Company or any of it subsidiaries, or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries or (y) any Person that is eligible, pursuant to Rule 13d-1(b) under the Exchange Act, to file a statement on Schedule 13D with respect to its beneficial ownership of Voting Securities, whether or not such Person shall have filed a statement on Schedule 13G, unless such Person shall have filed a statement on
Schedule 13D with respect to beneficial ownership of 33% or more of the Voting Securities or (z) any corporation with respect to which, following such acquisition, more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Capital Stock and Voting Securities immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the Outstanding Capital Stock and Voting Securities, as the case may be, shall not constitute a Change of Control; or

               ii. Individuals who, as of November 17, 1998, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to November 17, 1998 whose election or nomination for election by the Company's shareholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company (as such terms are used in Rule 14a-11 of Regulation 14A, or any successor section, promulgated under the Exchange Act); or

               iii. Approval by the shareholders of the Company of a reorganization, merger or consolidation (a "Business Combination"), in each case, with respect to which all or substantially all holders of the Outstanding Capital Stock and Voting Securities immediately prior to such Business Combination do not, following such Business Combination, beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from the Business Combination; or

               iv. (a) a complete  liquidation  or dissolution of the Company or
(b) a sale or other disposition of all or substantially all of the assets of the Company other than to a corporation with respect to which, following such sale or disposition, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors is then owned beneficially, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Capital Stock and Voting Securities immediately prior to such sale or disposition in substantially the same proportion as their ownership of the Outstanding Capital Stock and Voting Securities, as the case may be, immediately prior to such sale or disposition.

          d. For purposes of this Agreement, the term "Change of Control" shall not mean a sale or other disposition of all or substantially all of the assets of the Real-Time Division of the Company within the first year of the Term of this Agreement.

     9.     TERMINATION  BY  REASON  OF  DEATH.  If  Employee  shall  die  while
            -----------------------------------
employed by the Company both prior to termination of employment and during the effective term of this Agreement, all Employee's rights under this Agreement shall terminate with the payment of such amounts of annual base salary as have accrued but remain unpaid and prorated amount of targeted bonus under the Executive Bonus Plan through the month in which his death occurs, plus six additional months of the fixed salary and targeted bonus. All benefits under Paragraphs 7.b.ii and 7.b.iv shall be extended to Employee's estate as described in such paragraphs. In addition, Employee's eligible dependents shall receive continued benefit plan coverage under Paragraph 7.b.iii for six months from the date of Employee's death.

     10.     TERMINATION  BY  DISABILITY. Employee's employment hereunder may be
             ---------------------------
terminated by the Company for disability. In such event, all Employee's rights under this Agreement shall terminate with the payment of such amounts of annual base salary as have accrued but remain unpaid as of the thirtieth (30th) day after such notice is given except that all benefits under Paragraphs 7.b.ii,
                               ------
7.b.iii and 7.b.iv shall be extended to Employee as described in such paragraphs, provided, however, that with respect to Paragraph 7.b.iii, the
             -------------------
period for continued benefit plan coverage shall be limited to six months from the date of termination. In addition, the noncompetition and nonsolicitation provisions of Paragraphs 13 and 14 shall continue to apply for a period of six months from the date of termination for disability. For purposes of this Agreement, "disability" is defined to mean that, as a result of Employee's incapacity due to physical or mental illness:

          a. Employee shall have been absent from his duties as an officer of the Company on a substantially full-time basis for six (6) consecutive months; and

          b. Within thirty (30) days after the Company notifies Employee in writing that it intends to replace him, Employee shall not have returned to the performance of his duties as an officer for the Company on a full-time basis. Such notice may be given by the Company at any time after Employee has been absent for a total of four consecutive months.

     11.     RETIREMENT.  Employee  shall  be  entitle  to  participate  in  the
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Company's  Retirement  Savings Plan and any other retirement plan hereafter made available to senior executive officers of the Company in accordance with the provisions thereof as in effect from time to time.

     12.     INDEMNIFICATION. If litigation shall be brought to enforce or
             ---------------
interpret any provision contained herein, the non-prevailing party shall indemnify the prevailing party for reasonable attorneys' fees (including those for negotiations, trial and appeals) and disbursements incurred by the prevailing party in such litigation, and hereby agrees to pay prejudgment interest on any money judgment obtained by the prevailing party calculated at the generally prevailing Nations Bank of Florida, N.A. (or any successor thereto) base rate of interest charge to its commercial customers in effect from time to time from the date that payments(s) to him should have been made under this Agreement.

     13.     NONCOMPETITION.
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          a. At all times during Employee's employment  hereunder,  and for such additional periods as may otherwise be set forth in this Agreement in reference to this Paragraph 13, Employee shall not, directly or indirectly, engage in any business, enterprise or employment, whether as owner, operator, shareholder, director, partner, creditor, consultant, agent or any capacity whatsoever that manufactures products designed to compete directly with products of the Company or markets such products anywhere in the world where the Company (i) is engaged in business or (ii) has evidenced an intention of engaging in business. Employee acknowledges that he has read the foregoing and agrees that the nature of the geographical restrictions are reasonable given the international nature of the
Company's   business.   In  the  event  that  these   geographical  or  temporal
restrictions are judicially determined to be unreasonable, the parties agree that the restrictions shall be judicially reformed to the maximum restrictions which are reasonable.

          b. Notwithstanding the provisions of the preceding Subparagraph, the Employee may accept employment with a company that would be deemed to be a competitor of the Company as described in the previous subparagraph ("Competitor"), so long as (i) the Competitor has had annual revenues of at least $1 billion in each of the prior two fiscal years, (ii) the Competitor's revenues for products and maintenance in direct competition with the Company do not exceed 50% of its total revenues, and (iii) the Employee's responsibilities are solely for divisions or subsidiaries of the Competitor that do not compete with the Company.

     14.     NONSOLICITATION OF EMPLOYEES AND CUSTOMERS. At all times during the
             -------------------------------------------
Employee's employment hereunder, and for such additional periods as may otherwise be set forth in this Agreement, in reference to this Paragraph 14, the Employee shall not, directly or indirectly, for himself or for any other person, firm, corporation, partnership, association or other entity (a) attempt to employ, employ or enter into any contractual arrangement with any employee or former employee of the Company, its affiliates, subsidiaries or predecessors in interest, unless such employee or former employee has not been employed by the Company, its affiliates, subsidiaries or predecessors in interest, during the six months prior to the Employee's attempt to employ him, or (b) call on or solicit any of the actual or targeted prospective customers of the Company or its affiliates, subsidiaries or predecessors in interest with respect to any matters related to or competitive with the business of the Company.

     15.     CONFIDENTIALITY.
             ---------------

          a. Nondisclosure: The Employee acknowledges and agrees that the Confidential Information (as defined below) is a valuable, special and unique asset of the Company's business. Accordingly, except in connection with the performance of his duties hereunder, the Employee shall not at any time during or subsequent to the term of his employment hereunder disclose, directly or indirectly, to any person, firm, corporation, partnership, association or other entity any proprietary or confidential information relating to the Company or any information concerning the Company's financial condition or prospects, the Company's customers, the design, development, manufacture, marketing or sale of the Company's products or the Company's methods of operating its business (collectively, "Confidential Information"). Confidential Information shall not include information which, at the time of disclosure, is known or available to the general public by publications or otherwise through no act or failure to act on the part of Employee.

          b. Return of Confidential Information: Upon termination of Employee's employment, for whatever reason and whether voluntary or involuntary, or at any time at the request of the Company, Employee shall promptly return all Confidential Information in the possession or under the control of Employee to the Company and shall not retain any copies or other reproductions or extracts thereof. Employee shall at any time at the request of the Company destroy or have destroyed all memoranda, notes, reports, and documents, whether in "hard copy" form or as stored on magnetic or other media, and all copies and other reproductions and extracts thereof, prepared by Employee and shall provide the Company with a certificate that the foregoing materials have in fact been returned or destroyed.

          c. Books and Records: All books, records and accounts whether prepared by Employee or otherwise coming into Employee's possession, shall be the exclusive property of the Company and shall be returned immediately to the Company upon termination of Employee's employment hereunder or upon the Company's request at any time.

     16.     INJUNCTION/SPECIFIC PERFORMANCE/SETOFF. Employee acknowledges  that
             ---------------------------------------
a breach of any of the provisions of Paragraphs 13, 14, or 15 hereof would in immediate and irreparable injury to the Company which cannot be adequately or result reasonably compensated at law. Therefore, Employee agrees that the Company shall be entitled, if any such breach shall occur or be threatened or attempted, to a decree of specific performance and to a temporary and permanent injunction, without the posting of a bond, enjoining and restraining such breach by Employee or his agents, either directly or indirectly, and that such right to injunction shall be cumulative to whatever other remedies for actual damages to which the Company is entitled. Employee further agrees that the Company may set off against or recoup from any amounts due under this Agreement to the extent of any losses incurred by the Company as a result of any breach by Employee of the provisions of Paragraphs 13, 14 or 15 hereof.

     17.     SEVERABILITY. Any provision in this Agreement that is prohibited or
             ------------
unenforceable in any jurisdiction shall, as to such jurisdiction, by ineffective only to the extent of such prohibition or unenforceability without invalidating or affecting the remaining provisions hereof, and any such prohibition or enenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     18.     SUCCESSORS: This Agreement shall be binding upon Employee and inure
             ----------
to the benefit of the Company and any permitted successor of the Company. Neither this Agreement nor any rights arising hereunder may be assigned or pledged by Employee or anyone claiming through Employee; or by the Company, except to any corporation which is the successor in interest to the Company by reason of a merger, consolidation or sale of substantially all of the assets of the Company.

     The foregoing sentence shall not be deemed to have any effect upon the rights of Employee upon a Change of Control.

     19.     CONTROLLING LAW:  This  Agreement shall in all respects be governed
             ----------------

by, and construed in accordance with, the laws of the State of Georgia.

     20.     NOTICES:  Any  notice  required or permitted to be given hereunder
             -------
shall be written and sent by registered or certified mail, telecommunicated or hand delivered at the address set forth herein or to any other address of which notice is given:

     TO  THE  COMPANY:   CONCURRENT  COMPUTER  CORPORATION
                         2101  WEST  CYPRESS  CREEK  ROAD
                         FT.  LAUDERDALE,  FLORIDA  33309


     TO  THE  EMPLOYEE:  STEVE  G.  NUSSRALLAH
                         605 Buttercup Trace
                         -------------------
                         ALPHARETTA,  GEORIGA  30022


     21.     ENTIRE  AGREEMENT.  This Agreement constitutes the entire agreement
             -----------------
between the parties hereto on the subject matter hereof and may not be modified without the written agreement of both parties hereto.

     22.     WAIVER.  A waiver by any party of any of the terms and conditions
             ------
hereof shall not be construed as a general waiver by such party.

     23.     COUNTERPARTS.     This  Agreement  may be executed in counterparts,
             ------------
each of which shall be deemed an original and both of which together shall constitute a single agreement.

     24.     INTERPRETATION.  In  the event of a conflict between the provisions
             --------------
of  this  Agreement  and  any  other
agreement or document defining rights and duties of Employee or the Company upon Employee's termination, the rights and duties set forth in this Agreement shall control.

     25.     CERTAIN  LIMITATIONS  ON  REMEDIES.  Paragraph 7.b provides that
             ----------------------------------
certain payments and other benefits shall be received by Employee upon the termination of Employee by the Company other than for Cause and states that these same provisions shall apply if Employee terminates his employment in accordance with the provisions of paragraph 6 hereof. It is the intention of this Agreement that if the Company terminates Employee other than for Cause (and other than as a consequence of Employee's death, disability or normal retirement) or if Employee terminates his employment in accordance with the provisions of paragraph 6 hereof, then the payments and other benefits set forth in Paragraph 7.b shall constitute the sole and exclusive remedies of Employee. This Paragraph 25 shall have no effect upon the provisions of Paragraph 8 of this Agreement.

     IN WITNESS WHEREOF, this Employment Agreement has been executed by the parties as of the date first above written.

CONCURRENT COMPUTER CORPORATION                         EMPLOYEE
-------------------------------                         --------


/s/  E.  Courtney  Siegel                               /s/  Steve G. Nussrallah
-------------------------                               ------------------------
     E.  Courtney  Siegel                                    Steve G. Nussrallah
     Chairman, President and Chief Executive Officer

                                   SCHEDULE A

                                 OTHER BENEFITS

1. Use of golf club membership maintained by the Company at a private country club to be designated by Employee.

2. Commencing January 1,2000, first class tickets on airlines when travelling on Company business.

                         CONCURRENT COMPUTER CORPORATION
                                 Exhibit 10.1(b)

                        AMENDMENT TO EMPLOYMENT AGREEMENT


     THIS AMENDMENT (the "Amendment") to that certain Employment Agreement dated as of March 25, 1996 (the "Agreement") is made and entered into as of the 1st day of January, 1999, by and between Concurrent Computer Corporation (the "Company") and E. Courtney Siegel (the "Employee").

     WHEREAS, in an effort to provide for a smooth succession of the President and Chief Executive Officer of the Company, the Company, through its Board of Directors, plans to offer employment in said positions to Steve G. Nussrallah to be effective January 1, 2000, provided that the Company disposes of its
                                   --------
real-time  business;

     WHEREAS, the Company, through its Board of Directors, and the Employee, desire to amend the terms and conditions set forth in the Agreement to define Employee's position and responsibilities and compensation in respect thereof for services to be rendered following the disposition of the real-time business and the election of Mr. Nussrallah to the positions of President and Chief Executive Officer (the "Succession");

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

     1.     AMENDMENTS
            ----------

          a. Paragraph 1 of the Agreement is amended by adding the following sentence as the ultimate sentence thereof:

          Effective upon the Succession, but no earlier than January 1, 2000, Employee shall cease to serve as President and Chief Executive Officer, but shall continue as an employee of the Company and shall serve as Chairman of the Board of the Company.

          b. Paragraph 3 of the Agreement is amended to read in its entirety as follows:

     3.   DUTIES.
          ------

          a. During his employment hereunder (unless and until Subparagraph b. hereof becomes applicable), Employee shall serve as the Chairman of the Board, President and Chief Executive Officer of the Company and the Company will take such actions as necessary to cause his nomination as a member of the Board of Directors of the Company. Employee shall have general and active charge of the business and affairs of the Company and, in such capacity, shall have responsibility for the day-to-day operations of the Company, subject to the authority and control of the Board of Directors of the Company. Employee shall report directly to the authority and control of the Board of Directors of the Company. Throughout the term of employment under this subparagraph, the Employee shall devote his full time and undivided attention during normal business hours to the business and affairs of the Company, as appropriate to his duties and responsibilities hereunder, except for reasonable vacations and illness or other disability, but nothing in this Agreement shall preclude the Employee from devoting reasonable periods required for serving as a director or member of any advisory committee of not more than two (at any time) "for profit" organizations involving no conflict of interest with the interests of the Company (subject to approval by the Board of Directors, which approval shall not be unreasonably withheld), or from engaging in charitable and community activities, or from managing his personal investments, provided such activities do not materially interfere with the performance of his duties and responsibilities under this Agreement.

          b. Effective upon the Succession, but no earlier than January 1, 2000, Employee shall serve as Chairman of the Board. Employee shall have the responsibility for review of the operations of the Company working directly with the President and Chief Executive Officer. His responsibilities shall include: review of the Company's business plans on at least a monthly basis; management of the investment portfolio of the Company; active involvement with the Company's large shareholders and analysts; active involvement with all merger and acquisition activity; active involvement with large customers; and such other duties as shall be requested by the Board of Directors of the Company. Employee shall report directly to the Board of Directors of the Company. Throughout the term of employment under this subparagraph, the Employee shall devote his full time and undivided attention during normal business hours for three or four days per week to the business and affairs of the Company, as appropriate to his duties and responsibilities hereunder, except for reasonable vacations and illness or other disability, but nothing in this Agreement shall preclude the Employee from devoting reasonable periods required for serving as a director or member of any advisory committee of not more than four (at any time) "for profit" organizations involving no conflict of interest with the interests of the Company (subject to approval by the Board of Directors, which approval shall not be unreasonably withheld), or from engaging in charitable and community activities, or from managing his personal investments, provided such activities do not materially interfere with the performance of his duties and responsibilities under this Agreement.

          c. Subparagraph 4.a. of the Agreement is amended to read in its entirety as follows:

     4.     COMPENSATION.
            -------------

          a. Salary: During his employment as President and Chief Executive Officer of the Company, Employee shall be paid an initial salary of $300,000 per year, payable in equal installments not less than monthly. Effective upon the Succession, but no earlier than January 1, 2000, Employee shall be paid a salary of $200,000 per year, payable in equal installments not less than monthly. The Employee's salary shall be reviewed at least annually by the Board of Directors or any Committee of the Board delegated the authority to review executive compensation.

     2.     MISCELLANEOUS
            -------------

          a. This Amendment shall be construed in accordance with the laws of the State of Florida.

          b. Except as amended hereby, the terms and conditions of the Agreement shall remain in effect.

     IN WITNESS WHEREOF, the Company and the Employee have caused this Amendment to be executed as of the date first above written.

CONCURRENT  COMPUTER  CORPORATION       EMPLOYEE


By:  /s/  Michael  A.  Brunner          By:     /s/  E.  Courtney  Siegel
     -------------------------                  -------------------------
          Michael  A.  Brunner
          Director
          Chairman,  Compensation  Committee